Exhibit 99.8


                         CHOICE ONE COMMUNICATIONS INC.
                          STOCK OPTION EXCHANGE PROGRAM
                               WITHDRAWAL PACKAGE

                            _________________________

                 THE WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT
                    EASTERN TIME (U.S.) ON JANUARY 21, 2003,
                          UNLESS THE OFFER IS EXTENDED.
                            _________________________


This Withdrawal Package consists of three parts:

|X|      Withdrawal of Election Information;
|X|      Withdrawal Instructions; and
|X|      Withdrawal of Election Form.


                       Withdrawal of Election Information

         I have received, read, and understand: (i) the Choice One Communications Inc. Offer to Exchange Certain Options to Purchase Common Stock, par value $.01 per share, Issued Under the Choice One Communications Inc. 1998 Employee Stock Option Plan (May 2000 Restatement), dated December 19, 2002, (the "Offer to Exchange") and (ii) the Election Letter and Personalized Election Form (together, as they may be amended from time to time, constituting the "Offer"); and (iii) this Withdrawal Package. Each of these documents is filed with the Securities and Exchange Commission as an exhibit to the Choice One Communications Inc. Tender Offer Statement on Schedule TO, as amended. I have submitted an Election Letter and Personalized Election Form indicating my election to participate in the Offer.

         I now wish to withdraw my election to participate in the Offer and the tender of my Current Options. I understand, acknowledge and agree that:

         (1) By withdrawing my election to participate in the Offer and the tender of my Current Options, my Election Letter and participation in the Offer will terminate. I will not receive any New Options pursuant to the Offer and I will keep my Current Options. These Current Options will continue to be governed by the Plan under which they were granted and by the applicable option agreements between Choice One and me.
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         (2)  I understand that I can only withdraw my election to participate in the Offer once and such withdrawal shall be with respect to all of my tendered Current Options. Additionally, I understand that if I withdraw my election with respect to the tender of my Current Options, I may not again tender my Current Options under the Offer.

         (3) I have read this Withdrawal Package and by withdrawing my election to participate in the Offer and the tender of my Current Options, I understand that I am bound by the additional terms and conditions in this Withdrawal Package.

         (4) Choice One has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of withdrawing my election to participate in the Offer and the tender of my Current Options.

         (5) The Withdrawal of Election Form will survive my death or incapacity.

         (6) Any capitalized term used in this Withdrawal Package, which is not defined within this Withdrawal Package, will have the same meaning for this Withdrawal Package as that given to it in the Offer to Exchange.

         (7) I understand that (i) the Offer to Exchange; and (ii) the Election Letter and Personalized Election Form contain all of the terms of the Offer in their entirety, and I have not relied on any other documents, other than this Withdrawal Package, or oral representations from Choice One or its officers, directors, colleagues, representatives or agents in deciding to withdraw my election to participate in the Offer and the tender of my Current Options.

                             Withdrawal Instructions

1.   Delivery of Withdrawal of Election Form

     You may withdraw your election to participate in the Offer only once. We must receive your properly completed, signed and dated Withdrawal of Election Form no later than 12:00 midnight, Eastern Time (U.S.) on January 21, 2003 (or such later date and time if Choice One extends the expiration of the Offer). You must withdraw your election with respect to all of your tendered Current Options; you may not withdraw your election with respect to only a portion of your Current Options. Also, if you withdraw your election, you may not again tender your Current Options under the Offer. To withdraw your election, you may deliver your Withdrawal of Election Form by hand delivery directly to Janet Smith at the address below, otherwise, Choice One must receive your properly completed, signed and dated Withdrawal of Election Form in one of the following three ways:

o Fax. You may withdraw your election by faxing a properly completed, signed and dated Withdrawal of Election Form to Janet Smith in the Human Resources Department at (585) 530-2738.

o Standard Mail. You may withdraw your election by mailing a properly completed, signed and dated Withdrawal of Election Form in a stamped envelope to the following address:

                           Choice One Communications Inc.
                           Human Resources Department
                           Attn:  Janet Smith
                           Stock Option Exchange Program
                           100 Chestnut Street, Suite 600
                           Rochester, New York 14604

o Overnight Delivery. You may withdraw your election by sending, at your expense, a properly completed, signed and dated Withdrawal of Election Form by pre-paid recognized overnight delivery service to the address set forth above.

          Note: The method by which you submit your Withdrawal of Election Form to withdraw from participation in the Offer is at your discretion and risk, and your withdrawal will be considered made only when actually received by Choice One. If you elect to deliver your

          Withdrawal of Election Form by standard mail to the address listed above, Choice One recommends that you use registered mail with return receipt requested. The cost to send your Withdrawal of Election Form registered mail will be approximately $4.50, and this cost will be yours to incur.

          In all cases, you should allow sufficient time to ensure timely delivery.

          Delivery by e-mail will not be accepted.

          Choice One will not accept any alternative, contingent or conditional withdrawals. Any withdrawing Eligible Colleagues, by signing the Withdrawal of Election Form, waive any right to receive notice of the effectiveness of the withdrawal.

2.   Signatures on Withdrawal of Election Form

     Except in accordance with the next sentence, the Withdrawal of Election Form must be executed by the Eligible Colleague who tendered the Current Options to be withdrawn. If the Withdrawal of Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit proper evidence satisfactory to Choice One of the authority of such person so to act with the Withdrawal of Election Form.

3.   Other Information on Withdrawal of Election Form

     You must sign and date your Withdrawal of Election Form. Except to the extent Choice One is otherwise required or permitted by law, the information which you provide for withdrawing your election to participate in the Offer and the tender of your Current Options will be used solely for the purposes of administration of the Offer.

4.   Requests for Assistance or Additional Copies

     Any questions or requests for additional copies of the Offer to Exchange, the Election Letter or this Withdrawal Package should be directed to your Regional Human Resource Manager at (585) 246-4231.

5.   Irregularities

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Withdrawal of Election Form will be determined by Choice One in its discretion, which determination will be final and binding on all parties. Choice One reserves the right to reject any withdrawal of election it determines not to be in proper form, or does not comply with the conditions of the Offer or this Withdrawal Package or the acceptance of which may, in the opinion of Choice One's counsel, be unlawful. Choice One also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in a withdrawal of election, and Choice One's interpretation of the terms of the Offer and the terms of this Withdrawal Package will be final and binding to all parties. No withdrawal of election will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with a withdrawal of election must be cured within such time as Choice One will determine. Neither Choice One nor any other person is or will be obligated to give notice of any defects or irregularities in a withdrawal of election, and no person will incur any liability for failure to give any such notice.

6.   Important to read and understand the Offer.

     You should also carefully read the Offer to Exchange and the Election Letter before you decide to withdraw your election to participate in the Offer.


     Your Withdrawal of Election Form will not be accepted if received after 12:00 midnight Eastern Time (U.S.) on January 21, 2003 (unless the election period is extended by Choice One).

                         CHOICE ONE COMMUNICATIONS INC.
                          STOCK OPTION EXCHANGE PROGRAM

                           WITHDRAWAL OF ELECTION FORM

Choice One Communications Inc.
Human Resources Department
Attn:  Janet Smith
Stock Option Exchange Program
100 Chestnut Street, Suite 600
Rochester, New York 14604

I have received, read, and understand: (i) the Choice One Communications Inc. Offer to Exchange Certain Options to Purchase Common Stock, par value $.01 per share, Issued Under the Choice One Communications Inc. 1998 Employee Stock Option Plan (May 2000 Restatement), dated December 19, 2002, (the "Offer to Exchange") and (ii) the Election Letter; (together, as they may be amended from time to time, constituting the "Offer"); and (iii) the Withdrawal Package. Each of these documents is filed with the Securities and Exchange Commission as an exhibit to the Choice One Communications Inc. Tender Offer Statement on Schedule TO, as amended. I have submitted an Election Letter and Personalized Election Form indicating my election to participate in the Offer.

I now wish to withdraw my election to participate in the Offer and the tender of my Current Options. I understand that by properly completing, signing, dating and delivering this Withdrawal of Election Form, I will withdraw my election to participate in the Offer with respect to all of my Current Options and the tender of my Current Options. By withdrawing my election to participate in the Offer, I will not receive any New Options pursuant to the Offer and I will keep my Current Options.

My Current Options will continue to be governed by the Plan under which they were granted and by the existing option agreements between Choice One and me. I understand that I can only withdraw my election to participate in the Offer once. IF I WITHDRAW MY ELECTION WITH RESPECT TO THE TENDER OF MY CURRENT OPTIONS, I MAY NOT AGAIN PARTICIPATE IN THE OFFER AND TENDER MY CURRENT OPTIONS.

I have read, understand, acknowledge and agree to all of the terms and conditions of the Offer and the Withdrawal Package. Remember, Choice One will not accept this Withdrawal of Election Form if received after 12:00 midnight Eastern Time (U.S.) on January 21, 2003 (unless the election period is extended by Choice One).

                             SIGNATURE OF COLLEAGUE

Intending to be legally bound, I hereby withdraw my election to participate in the Offer and the tender of my Current Options.


-------------------------------------                Date:
(Signature of Colleague)                                  ------------------


Name: ------------------------
         (Please Print)

                  SUBMIT THIS FORM ONLY IF ELECTING TO WITHDRAW